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                                                                EXHIBIT 99.1


PROSPECTUS SUPPLEMENT
(To Prospectus Dated ______________, 1997)




                               F.N.B. CORPORATION

                                  $125,000,000
                          SUBORDINATED TERM NOTES DUE
             3, 6, 9, 12, 18, 24, 30, 36, 48, 60, 84 AND 120 MONTHS
                                      AND
                            SUBORDINATED DAILY NOTES



     The following interest rates are applicable to Subordinated Term Notes and Subordinated Daily Notes offered and sold during the period ___________, ____ through ____________, ____.




                                                   Annual Interest Rate
                                                   --------------------
                Subordinated Daily                            %
                Notes:

                Subordinated Term
                Notes:
                3 Month                                       %
                6 Month                                       %
                9 Month                                       %
                12 Month                                      %
                18 Month                                      %
                24 Month                                      %
                30 Month                                      %
                36 Month                                      %
                48 Month                                      %
                60 Month                                      %
                84 Month                                      %
                120 Month                                     %